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                               INTELLIGROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                  ASHOK PANDEY
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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

                     ASHOK PANDEY RESPONDS TO INTELLIGROUP'S
                  LAST MINUTE FURTHER DELAY OF SHAREHOLDER VOTE

            Princeton, NJ - July 3, 2002 - Ashok Pandey, the founder and one of the largest shareholders of Intelligroup, Inc. (Nasdaq: ITIG), responded today to Intelligroup's unilateral decision to delay yet again its annual shareholder vote, this time on the eve of the July 2nd annual meeting.

            "The last bastion of a desperate board is delay," Mr. Pandey said. "This board has already called and postponed this year's annual vote and now they have done it a second time on the eve of the election. I am appalled by the governance record of this board. Good corporate governance does not allow the board to manipulate the shareholder proxy process in this manner. By postponing the vote again, I believe this board is simply trying to buy more time to solicit more votes. As shareholders, we are entitled by law to vote on our directors and that is what makes our board accountable to us, the shareholders."

            "I was present at the time and place designated by the board for the July 2 meeting and no one from the company showed up. Instead, a lawyer was sent to post a notice saying the meeting was adjourned. I do not believe the board should be able to simply put off the meeting without submitting this adjournment to a vote of the shareholders present. I am one of the largest shareholders of the Company and I was ready and willing to proceed with the meeting and present proxies representing the will of a substantial number of shareholders, from both the US and abroad."

            Mr. Pandey said he sued the company in New Jersey state court to compel the Company to once and for all hold its annual meeting without further delays.

            The court ordered today that Intelligroup must hold the annual meeting on July 16th without any further adjournments or postponements. Mr. Pandey said he was pleased that shareholders will finally be given the opportunity to be heard.

            Mr. Pandey also refuted Intelligroup's assertions that he has been trying to prevent certain shareholders from voting their shares. Mr. Pandey's filings before a Federal court alleged that a group of three shareholders violated the federal securities laws in this proxy contest. "I would never try to prevent the lawful voting of shares," Mr. Pandey said. "I encourage all shareholders, including shareholders residing abroad, to vote their shares in this proxy contest."

            Mr. Pandey also announced that he has acquired an additional 223,300 Intelligroup shares (or 1.3%) in a private transaction. Mr. Pandey now owns 2,362,383 shares (or 14.0%) of Intelligroup's stock.

            Information regarding the identity of the persons who, under SEC rules, may be deemed to be participants in Mr. Pandey's solicitation of Intelligroup's shareholders, and their interests in the solicitation, are set forth in Mr. Pandey's definitive proxy statement filed on June 17, 2002 with the SEC. Copies of the definitive proxy statement were mailed to Intelligroup's shareholders on or about June 17, 2002. SHAREHOLDERS ARE URGED TO READ MR. PANDEY'S PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders can obtain these documents free of charge at the SEC's website (www.sec.gov) or by contacting Innisfree M&A Incorporated, Mr. Pandey's solicitation agent, at 1-888-750-5834.


            CONTACT: Michael Brinn

            Innisfree M&A Incorporated

            501 Madison Avenue

            New York, NY 10022

            Tel: 212-750-8253